Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

LIFESCIENCES OPPORTUNITIES INCORPORATED

April __, 2008

Lifesciences Opportunities Incorporated
8447 Wilshire Boulevard
Suite 102
Beverly Hills, CA 90211

Re:	Lifesciences Opportunities Incorporated - Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with the Subscription Agreement (the “Subscription Agreement”), of even date herewith, by and among Lifesciences Opportunities Incorporated (the “Company”) and each of the investors that are a party thereto (the “Subscribers”), with respect to the issuance to each Subscriber of a certain number of Units, each Unit consisting of a convertible debenture in the principal amount of $1,000 (the “Debentures”) and one thousand (1,000) shares (the “Additional Shares”) of the Company’s common stock, par value $.0001 (“Common Stock”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

The Company anticipates, subject to certain conditions precedent and favorable market conditions, filing with the Securities and Exchange Commission in accordance with the Registration Rights Agreement of even date herewith, a registration statement registering the Company’s securities for public sale (the “Public Offering”). The date the registration statement is declared effective by the Securities and Exchange Commission shall be known as the “Effective Date.”

In connection with the Subscription Agreement, the undersigned Subscriber hereby agrees that, commencing on the date hereof and ending on the date one hundred eighty (180) calendar days after the Effective Date (the “Lock-Up Period”), the undersigned will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any of the Additional Shares, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any of the Additional Shares owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Additional Shares, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, except as specifically set forth below:

(a) one-third (1/3) of the undersigned’s Additional Shares shall no longer be subject to this Lock-Up Agreement commencing on the Effective Date;

(b) one-third (1/3) of the undersigned’s Additional Shares shall no longer be subject to this Lock-Up Agreement commencing ninety (90) calendar days after the Effective Date; and

(c) the remaining one-third (1/3) of the undersigned’s Additional Shares shall no longer be subject to this Lock-Up Agreement commencing one hundred eighty (180) calendar days after the Effective Date.

The foregoing restriction is expressly agreed to preclude the undersigned or any affiliate of the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Additional Shares even if the undersigned’s Additional Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the undersigned’s Additional Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the undersigned’s Additional Shares.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Additional Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) and (ii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Additional Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Additional Shares except in compliance with the foregoing restrictions during the Lock-Up Period, provided that such stop transfer instructions are automatically removed on the first (1st) Business Day after the end of the relevant Lock-Up Periods.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Florida, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Florida to be applied. In furtherance of the foregoing, the internal laws of the State of Florida will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

[Signature Page Follows]

Very truly yours,

Exact Name of Subscriber
Authorized Signature
Title (if applicable)

Agreed to and Acknowledged:

LIFESCIENCES OPPORTUNITIES INCORPORATED

By:
Name:	James Morel
Title:	Chief Executive Officer